UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2015

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

(a-b) At the Annual Shareholders meeting held on April 29, 2015, Winmark Corporation (the “Company”) submitted to vote of security-holders the following matters that received the indicated votes:

1.              Set the number of members of the Board of Directors at seven:

FOR:	3,437,822
AGAINST:	106
ABSTAIN:	368
BROKER NON-VOTE:	452,027

2.              Election of Directors:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
John L. Morgan	3,435,683	2,613	452,027
Lawrence A. Barbetta	3,424,336	13,960	452,027
Jenele C. Grassle	3,436,113	2,183	452,027
Kirk A. MacKenzie	3,436,343	1,953	452,027
Paul C. Reyelts	3,436,109	2,187	452,027
Mark L. Wilson	3,436,459	1,837	452,027
Steven C. Zola	3,435,744	2,552	452,027

3.              Ratify the appointment of GRANT THORNTON, LLP as independent registered public accounting firm for the 2015 fiscal year.

FOR:	3,886,707
AGAINST:	3,150
ABSTAIN:	466
BROKER NON-VOTE:	0

Item 7.01              Regulation FD Disclosure

On April 29, 2015, the Company announced in a press release that its Board of Directors has approved the payment of a cash dividend to its shareholders.  The quarterly dividend of $0.07 per share will be paid on June 1, 2015 to shareholders of record on the close of business on May 13, 2015.  Future dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 8.01              Other Events

On April 29, 2015, the Company announced in a press release that its Board of Directors has approved the payment of a cash dividend to its shareholders The quarterly dividend of $0.07 per share will be paid on June 1, 2015 to shareholders of record on the close of business on May 13, 2015.   Future dividends will be subject to Board approval.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release dated April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: April 30, 2015	By:	/s/Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated April 29, 2015